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                                                                    EXHIBIT 99.1

                                                                 [HYPERCOM LOGO]

CONTACTS:

Jonathon E. Killmer                 Maureen McGarrigle
Hypercom Corporation                Hypercom Corporation
602.504.5000                        602.504.4802
jkillmer@hypercom.com               mmcgarrigle@hypercom.com


              HYPERCOM CORPORATION ANNOUNCES FINANCIAL ARRANGEMENTS
                    LEADING TO FINALIZING DEBT RESTRUCTURING
                                        -
                EXTENSION OF FORBEARANCE AGREEMENT ALSO ANNOUNCED


PHOENIX - JUNE 12, 2001 - Hypercom Corporation (NYSE: HYC) today announced that it has entered into a series of financial transactions which increase its liquidity and which position it to complete its debt restructuring. These include a $15 million loan agreement, with warrants, from a bridge investor; loans totaling $3.4 million, with warrants, from a local investor group; and, a $1 million loan from the company's chairman of the board. The proceeds from these new loans will be used to meet the increasing demand for the company's new epic family of products and to reduce the principal balance under its credit facility by $8.0 million, which includes $500,000 from the Company's cash flow from operations. The company also secured an extension to its Forbearance Agreement with its principal lending group through July 31, 2001.

     "These actions represent the near-final step in our plan to obtain alternative financing," said Chris Alexander, president and chief executive officer, Hypercom Corporation. "They demonstrate confidence in our turnaround strategy and come literally within days after we completed the securitization of lease receivables in the Golden Eagle Leasing, Inc. portfolio.

     "We are concentrating on our core business to improve margins, reduce expenses, repay debt and generate positive cash flow from operations - and we are experiencing success," said Alexander. "The market is recognizing the potential for the added value service opportunities we are offering in conjunction with our ICE card payment terminals," Alexander said. "There is a clear economic incentive for our customers to embrace epic (ePOS-infocommerce(TM)) to improve their operations, enhance merchant retention and generate new revenues.

     "Demand for Hypercom's value-added epic applications and services is gaining significant momentum. Four large customers are in full rollout, another is in the final stages of its pilot and moving into a full-scale rollout, two more large customers are in the beta testing stage and we began the quarter with a backlog of $162 million. In addition, some industry analysts estimate that we have surpassed the legacy market leader to become the number one supplier of card payment terminals worldwide," said Alexander.

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HYPERCOM ANNOUNCES FINANCE ARRANGEMENTS;
EXTENSION TO FORBEARANCE AGREEMENT                                        PAGE 2

     Hypercom Corporation (NYSE: HYC) is a leading global provider of electronic payment solutions that add value at the point-of-sale for consumers, merchants, and acquirers. Hypercom's products include secure card payment terminals and web appliances, networking equipment, and software applications for e-commerce, m-commerce, smart cards, and traditional payment applications.

     Headquartered in Phoenix, Arizona, Hypercom maintains an installed base of more than 4 million card payment terminals, which operate seamlessly with the products of its Network Systems Division. These solutions are installed in over 100 countries and conduct more than 2.85 billion transactions annually.

Hypercom and ICE-PAC are registered trademarks of Hypercom Corporation. ePOS-infocommerce and ICE are trademarks of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

FORWARD-LOOKING STATEMENTS
This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Hypercom Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Hypercom to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Hypercom's results and cause them to materially differ from those contained in the forward-looking statements include uncertainties relating to:

1. The company's need to maintain forbearance from its existing lenders, and to complete new financing transactions; its ability to continue to obtain raw materials and other inventory from its vendors; its ability to improve product quality, security and reliability, and manufacturing processes, especially for new products and product extensions; market acceptance of products and services; its ability to increase gross margins and reduce expenses; increasing competition especially relative to market size and growth rates; economic conditions; industry and technological changes; the composition, timing and size of orders from major customers; inventory obsolescence; cannibalization of legacy products by new products; the possibility of asset write downs or increases in reserves; risks associated with international operations, including currency fluctuations; and the potential dilutive effect of the warrants described herein.

2. Risk factors and cautionary statements made in Hypercom's Annual Report on Form 10-K for the period ended December 31, 2000 and Quarterly Report on Form 10-Q for the period ended March 31, 2001.

3. Other factors that Hypercom is currently unable to identify or quantify, but may arise or become known in the future. In addition, the foregoing factors may affect generally Hypercom's business, results of operations and financial position.

Forward-looking statements speak only as of the date the statement was made. Hypercom does not undertake and specifically disclaims any obligation to update any forward-looking statements.

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